UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 4, 2015

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)	98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on June 4, 2015. At the annual meeting, there were 80,035,770 shares of the Registrant’s common stock entitled to vote, and a quorum was represented at the annual meeting in person and by proxy. The following summarizes voting results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect seven members of the Registrant’s Board of Directors.

Director	For	Against	Abstain
R. D. Pete Bloomer	10,545,771	21,075,103	72,849
Vane P. Clayton	17,382,978	14,237,896	72,849
Jeffrey Cordes	31,374,390	246,484	72,849
Michael A. DiGregorio	18,526,659	13,094,215	72,849
Charles H. Giffen	18,526,659	13,094,215	72,849
David Jacobs	19,294,679	12,326,195	72,849
Patrick O’Brien	28,372,690	3,248,184	72,849

2. Proposal to ratify the appointment of BDO USA, LLP as the Registrant’s independent accountants for the year ending December 31, 2015.

For	Against	Abstain
55,496,725	466,932	98,484

3. Proposal to approve, through an advisory vote, the resolution endorsing the compensation of the Registrant’s executives.

For	Against	Abstain
23,343,458	7,733,124	617,141

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION
Date: June 5, 2015
	By:	/s/ William Aisenberg
William Aisenberg,
Chief Financial Officer